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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Salary Reduction Plan for Hourly Employees of IMC Global Operations, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico and in the related Prospectus of our reports (a) dated July 23, 1997, except for Note 22, as to which the date is September 5, 1997, with respect to the consolidated financial statements of IMC Global Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1997, and (b) dated October 23, 1996, with respect to the financial statements and schedules of the Salary Reduction Plan for Hourly Employees of IMC Global Operations, Inc. Represented by United Steelworkers of America at Carlsbad, New Mexico included in the Plan's Annual Report (Form 11-K) for the year ended June 30, 1996, both as filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Chicago, Illinois
November 17, 1997